Exhibit 99.1

EverQuote Announces Second Quarter 2020 Financial Results

•	Revenue Increased 41% Year-Over-Year to $78.3 Million

•	Non-Auto Insurance Revenue Increased 133% Year-Over-Year to $13.7 Million

•	Company Announces First Acquisition to Accelerate Growth in Health Vertical

•	Company Raises Full Year 2020 Guidance

CAMBRIDGE, Mass., August 4, 2020 — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced financial results for the second quarter ended June 30, 2020.

“We reported strong second quarter results across all of our key financial metrics – delivering revenue growth of 41% year-over-year, variable marketing margin growth of 41% year-over-year and positive Adjusted EBITDA expansion year-over-year,” said Seth Birnbaum, CEO and Co-Founder of EverQuote. “Our thoughts continue to be with all the individuals and businesses impacted around the world by the COVID-19 pandemic. Despite unprecedented times, we continued to strengthen our team and execute on our growth levers and initiatives while delivering value for our customers. During the quarter, revenue from our non-auto insurance verticals, which includes home and renters, life, health and commercial insurance, grew 133% year-over-year. I am proud of both our outstanding team and the strength of EverQuote’s business model.”

“Today, we also announced the acquisition of Crosspointe Insurance & Financial Services, a leading health insurance agency, to accelerate growth in our health vertical and our own initiatives to offer direct to consumer agency experiences. Crosspointe is a data-driven, sales and decision support contact center that connects consumers to the highest quality healthcare insurance in a customer centric environment. This accretive acquisition positions us to significantly accelerate the growth of our health vertical, with more substantial carrier distribution and monetization potential, including a greater ability to access the $130 billion commission TAM component of the overall distribution spend in insurance.”

“Our strong business model and expansion in our non-auto verticals, combined with our experienced and talented team, has enabled us to execute on our growth initiatives and scale our business. Our team is passionate about our goal to become the destination for insurance customers, both consumers and providers, by delivering high value experiences and broad product selection with low friction. We are benefitting from the seismic shift of insurance online and remain committed to our mission to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Looking ahead, we are raising full year 2020 guidance and are positioned for a strong second half. I am more excited than ever about our long-term journey and believe we are well positioned to capitalize on the expanding market opportunity,” concluded Mr. Birnbaum.

Second Quarter 2020 Financial Highlights:

(All comparisons are relative to the second quarter of 2019 unless otherwise stated):

•	Total revenue of $78.3 million, an increase of 41%.

•	Automotive insurance vertical revenue of $64.6 million, an increase of 30%.

•	Revenue from our other insurance verticals, which includes home and renters, life, health and commercial insurance, increased 133% to $13.7 million.

•	Variable Marketing Margin of $23.5 million, an increase of 41%.

•	GAAP net loss of $2.8 million, compared to a GAAP net loss of $2.0 million.

•	Adjusted EBITDA of $4.0 million, compared to Adjusted EBITDA of $1.6 million.

Second Quarter 2020 Business Highlights:

•	The Company’s consumer traffic initiatives led to a 50% year-over-year increase in quote requests.

•	More than 94% of revenue from carriers came from those who have been on our platform for more than a year.

•	The Company obtained a deep level of integration with 66% of its carrier partners, improving the customer experience.

•

EverQuote continues adding to its leadership team, with Thomas McDermott joining us as SVP of Health & Medicare, Mike Connolly as SVP of Agency Sales and Customer Success, and Michael Aldous as VP, Insurance Data and Product Services.

Third Quarter and Increased Full-Year 2020 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

Third quarter 2020:

•	Revenue of $84.0 - $86.0 million.

•	Variable Marketing Margin of $26.5 - $28.0 million.

•	Adjusted EBITDA in the range of $4.0 - $5.0 million.

Full year 2020

•	Revenue of $331.0 - $336.0 million, an increase from our previous range of $318.0 - $327.0 million

•	Variable Marketing Margin of $101.0 - $104.5 million, an increase from our previous range of $96.0 - $102.0 million

•	Adjusted EBITDA in the range of $15.0 - $17.5 million, an increase from our previous range of $12.5 - $17.5 million

With respect to the Company’s expectations under “Third Quarter and Full Year 2020 Guidance” above, the Company has not reconciled the non-GAAP measure adjusted EBITDA to the GAAP measure net loss in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, interest income and expense, and the provision for (benefit from) income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of adjusted EBITDA to GAAP net loss. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its second quarter 2020 financial results at 4:30 p.m. Eastern Time today, August 4, 2020. To access the conference call, dial (877) 205-2770 for the U.S. or Canada, or (587) 502-2547 for international callers and provide conference ID 3297607. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on August 4, 2020, until 11:59 p.m. Eastern Time on August 11, 2020, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 3297607. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the impact on the Company and the insurance industry of the COVID-19 pandemic; (4) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (5) the Company’s ability to maintain and build its brand; (6) the Company’s reliance on its third-party service providers; (7) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (8) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (9) the Company’s expected use of proceeds from its initial public offering; (10) developments regarding the insurance industry and the transition to online marketing; and (11) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to use data and technology to make insurance simpler, more affordable and personalized ultimately reducing cost and risk.

For more information, visit EverQuote.com and follow on Twitter @EverQuoteInsure.

EVERQUOTE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands except per share)
Revenue	$78,302	$55,667	$159,666	$107,900

Cost and operating expenses(1):
Cost of revenue	4,977	3,504	10,312	7,170
Sales and marketing	64,561	45,524	131,065	90,146
Research and development	6,966	4,404	13,425	9,089
General and administrative	4,754	4,481	9,473	8,307

Total cost and operating expenses	81,258	57,913	164,275	114,712

Loss from operations	(2,956)	(2,246)	(4,609)	(6,812)

Other income:
Interest income	47	184	158	368
Other income	101	88	201	88

Total other income	148	272	359	456

Net loss	$(2,808)	$(1,974)	$(4,250)	$(6,356)

Net loss per share, basic and diluted	$(0.10)	$(0.08)	$(0.16)	$(0.25)

Weighted average common shares outstanding, basic and diluted	27,136	25,579	26,888	25,437

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Cost of revenue	$88	$87	$142	$87
Sales and marketing	2,547	891	4,242	1,685
Research and development	1,862	979	3,138	1,853
General and administrative	1,753	1,281	3,268	2,363

	$6,250	$3,238	$10,790	$5,988

EVERQUOTE, INC.

CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2020	2019
	(in thousands)
Cash and cash equivalents	$54,409	$46,054
Working capital	55,632	46,944
Total assets	100,831	91,221
Total liabilities	40,203	39,451
Total stockholders’ equity	60,628	51,770

EVERQUOTE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(2,808)	$(1,974)	$(4,250)	$(6,356)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	594	524	1,443	1,005
Stock-based compensation expense	6,250	3,238	10,790	5,988
Provision for (recovery of) bad debt	(4)	422	17	422
Changes in operating assets and liabilities:
Accounts receivable	(830)	1,287	(4,292)	(7,109)
Prepaid expenses and other current assets	3,730	(131)	3,636	27
Other assets	(53)	—	(57)	—
Accounts payable	(690)	(3,102)	3,293	1,529
Accrued expenses and other current liabilities	(2,761)	(687)	(3,250)	353
Deferred revenue	56	91	132	321
Other long-term liabilities	497	(28)	446	(22)

Net cash provided by (used in) operating activities	3,981	(360)	7,908	(3,842)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(986)	(885)	(1,871)	(1,552)

Net cash used in investing activities	(986)	(885)	(1,871)	(1,552)

Cash flows from financing activities:
Proceeds from exercise of stock options	954	649	2,318	883

Net cash provided by financing activities	954	649	2,318	883

Net increase (decrease) in cash, cash equivalents and restricted cash	3,949	(596)	8,355	(4,511)
Cash, cash equivalents and restricted cash at beginning of period	50,710	37,969	46,304	41,884

Cash, cash equivalents and restricted cash at end of period	$54,659	$37,373	$54,659	$37,373

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended June 30,		Change
	2020	2019	%
	(in thousands)
Automotive	$64,594	$49,788	29.7%
Other	13,708	5,879	133.2%

Total Revenue	$78,302	$55,667	40.7%

	Six Months Ended June 30,		Change
	2020	2019	%
	(in thousands)
Automotive	$132,235	$94,802	39.5%
Other	27,431	13,098	109.4%

Total Revenue	$159,666	$107,900	48.0%

Other financial and non-financial metrics:

	Three Months Ended June 30,		Change
	2020	2019	%
	(in thousands)
Loss from operations	$(2,956)	$(2,246)	31.6%
Net loss	$(2,808)	$(1,974)	42.2%
Quote requests	6,777	4,519	50.0%
Variable Marketing Margin	$23,478	$16,702	40.6%
Adjusted EBITDA(1)	$3,989	$1,604	NM

	Six Months Ended June 30,		Change
	2020	2019%
	(in thousands)
Loss from operations	$(4,609)	$(6,812)	-32.3%
Net loss	$(4,250)	$(6,356)	-33.1%
Quote requests	14,169	8,632	64.1%
Variable Marketing Margin	$47,293	$30,568	54.7%
Adjusted EBITDA(1)	$7,825	$269	NM

(1)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

NM—Percentage is not meaningful.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(2,808)	$(1,974)	$(4,250)	$(6,356)
Stock-based compensation	6,250	3,238	10,790	5,988
Depreciation and amortization	594	524	1,443	1,005
Interest income	(47)	(184)	(158)	(368)

Adjusted EBITDA	$3,989	$1,604	$7,825	$269

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

brinlea@blueshirtgroup.com

SOURCE: EverQuote, Inc.